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                                                                 EXHIBIT (11)(A)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Balanced Fund for Investment and Retirement, Inc.

We consent to the use in Post-Effective Amendment No. 15 to Registration Statement No. 2-91329 of our report dated October 26, 1995, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche, LLP
--------------------------
Princeton, New Jersey
January 25, 1996